Exhibit 99.1

Calculation of Filing Fee Tables*

Form F-10

(Form Type)

Bell Canada and BCE Inc.

(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be paid	Debt	5.100% Series US-8 Notes due 2033 of Bell Canada	457(r)	US$850,000,000	100.000%	US$850,000,000	.00011020	US$93,670

	Other	Guarantee of BCE Inc. of 5.100% Series US-8 Notes due 2033 of Bell Canada (1)	457(n)	—	—	—	—	(1)

Total Offering Amounts							—	US$93,670

Total Fee Offsets							—	US$93,670

Net Fee Due								US$0

(1)	Pursuant to rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantee.
(2)	See Table 2 of this Exhibit 107.

Table 2: Fee Offset Claims and Sources

	Form or Filing Type	File Number	Initial Filing Date	Initial Effective Date	Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Sources	F-10	333-249962	November 9, 2020	November 16, 2020	US$43,821.42	US$813,407126.56	US$813,407126.56	(1)
	F-10	333-231698	May 23, 2019	May 30, 2019	US$76,256.71	US$612,503,713.00	US$612,503,713.00	(1)

Total Fee Offset Amount					US$93,670 (1)

(1)

Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, US$120,078.13 was previously paid by the Co-Registrants relating to unissued securities under the Co-Registrants’ F-10 shelf registration statement (Registration Statement No. 333-249962), initially filed on November 9, 2020 and declared effective on November 16, 2020 (of which US$76,256.71 was initially paid in connection with the Co-Registrants’ Registration Statement on Form F-10 (No. 333-231698), initially filed on May 23, 2019 and declared effective on May 30, 2019), and has been carried forward to the Co-Registrants’ F-10 joint shelf registration statement (Registration Nos. 333-263337-01 and 333-263337), filed on March 7, 2022 and declared effective on March 8, 2022 (the “Joint Registration Statement”). The US$93,670 filing fee with respect to the 5.100% Series US-8 Notes due 2033 of Bell Canada is offset against those filing fees carried forward, and US$26,408.13 remains available for future registration fees. No additional filing fee has been paid with respect to this offering. Additional filing fees are expected to be paid with respect to future offerings of securities registered by the Joint Registration Statement.

*	This Exhibit 99.1 contains the content of Exhibit 107 since there are technical issues with submitting Exhibit 107 as part of a SUPPL filing.